Exhibit 10.3

FIRST AMENDMENT TO

TAX MATTERS AGREEMENT

This FIRST Amendment TO TAX MATTERS AGREEMENT (this “Amendment”) is made on this 21st day of October, 2024, by and among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Remainco”), TREASURE HOLDCO, INC., a Delaware corporation and a wholly owned indirect Subsidiary of Remainco (“Spinco”), and GLATFELTER CORPORATION, a Pennsylvania corporation (“RMT Partner”).

RECITALS

WHEREAS, Remainco, Spinco, and RMT Partner are parties to that certain Tax Matters Agreement dated February 6, 2024 (as amended, the “TMA”), that certain Separation and Distribution Agreement, dated February 6, 2024 (the “Separation Agreement”), and that certain RMT Transaction Agreement dated February 6, 2024 (the “RMT Transaction Agreement”);

WHEREAS, Remainco and RMT Partner have waived certain conditions to Closing in the RMT Transaction Agreement, including with respect to receiving the Private Letter Ruling and any tax opinions (the “Waiver”);

WHEREAS, Remainco, Spinco and RMT Partner desire to amend, among other things, Section 2.01(a) of the TMA; and

WHEREAS, amendment of the TMA is permitted pursuant to Section 13.04 thereof with the written consent of each of Remainco, Spinco and RMT Partner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Amendment, the Parties, intending to be legally bound hereby, agree as follows:

1.            Sections 2.01(a)(v) and (vi) of the TMA are hereby deleted in their entirety, and the following Sections 2.01(a)(v), (vi) and (vii) are inserted in lieu thereof:

(v)            any Taxes of any member of the Spinco Group arising as a result of any carryback of a Tax Attribute (including any adjustment or disallowance thereof) from any Remainco Ownership Period to any Tax Period (or portion thereof);

(vi)          any Transaction Taxes; and

(vii)         any Taxes arising in connection with the application of Section 355(e) of the Code as a result of an acquisition of Remainco that is part of a plan (or series of related transactions) pursuant to which 1 or more persons acquire, directly or indirectly, stock representing a 50-percent or greater interest in Remainco.

2.            Sections 6.01(a) through (d) of the TMA are hereby deleted in their entirety, and the following Sections 6.01(a), (b), (c) and (d) are inserted in lieu thereof:

(a)            Spinco. Spinco hereby represents and warrants or covenants and agrees, as appropriate, that the facts presented and the representations made by Spinco in the Spinco Tax Representation Letters, to the extent that such facts and representations (A) are descriptive of the Spinco Group (including the business purposes for the Spinco Distribution) to the extent they relate to the Spinco Group and the plans, proposals, intentions and policies of the Spinco Group after the Effective Time, or (B) relate to the actions or non-actions of the Spinco Group to be taken (or not taken, as the case may be) after the Effective Time, are, or will be from the time presented or made through and including the Effective Time (and thereafter as relevant) true, correct and complete in all material respects; provided that, notwithstanding anything to the contrary in this Agreement, neither RMT Partner nor Spinco (after the Effective Time) shall be responsible for (i) the accuracy of any such representation, warranty or covenant with respect to periods prior to the Effective Time and (ii) the accuracy of any such representation, warranty or covenant in the Spinco Tax Representation Letters that has not been consented to by RMT Partner (such consent not to be unreasonably withheld, conditioned or delayed).

(b)            RMT Partner. RMT Partner hereby represents and warrants or covenants and agrees, as appropriate, that the facts presented and the representations made by RMT Partner in the RMT Partner Tax Representation Letters, to the extent descriptive of the RMT Group at any time (but not including the plans, proposals, intentions and policies of the RMT Group at any time), are, or will be at the time presented or made (and, if applicable, through and including the Effective Time and thereafter as relevant), true, correct and complete in all material respects.

(c)            Remainco. Remainco hereby represents and warrants or covenants and agrees, as appropriate, that the facts presented and the representations made by Remainco in the Remainco Tax Representation Letters, to the extent descriptive of (A) the Remainco Group at any time or (B) the Spinco Group at any time at or prior to the Effective Time including, in each case, the business purpose for the Spinco Distribution described in the Remainco Tax Representation Letters to the extent that they relate to the Remainco Group at any time or the Spinco Group at any time at or prior to the Effective Time are, or will be from the time presented or made through and including the Effective Time (and thereafter as relevant) true, correct and complete in all material respects.

(d)            No Contrary Knowledge. Each of Remainco, RMT Partner and Spinco represents and warrants that it is not aware of the existence of any reason, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Contribution, the Initial Spin, the Spinco Distribution, the Spinco Special Cash Payment or the Merger from qualifying for the Intended Tax Treatment.

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3.            Section 6.02(c) of the TMA is hereby deleted in its entirety and the following is inserted in lieu thereof:

(c)            RMT Partner agrees that the RMT Group shall not refinance or assume the Spinco Financing (excluding any guarantee by RMT Partner or any of its Affiliates and, for the avoidance of doubt, excluding any repayment or prepayment) within ninety (90) days after the Spinco Distribution; unless prior to taking any such action, RMT Partner shall have received (A) an Unqualified Tax Opinion in form and substance reasonably satisfactory to Remainco, (B) a Ruling in form and substance reasonably satisfactory to Remainco, or (C) Remainco shall have waived in writing the requirement to obtain such Unqualified Tax Opinion or Ruling;  provided that, for the avoidance of doubt, this Section 6.02(c) shall not apply to the assumption by RMT Partner of the 7.250% Senior Secured Notes Due 2031 issued by Treasure Escrow Corporation.

4.            Section 6.03 of the TMA is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.03            Restrictions on Remainco. Remainco agrees that it will not take or fail to take, or permit any member of the Remainco Group, as the case may be, to take or fail to take, as applicable, any action where such action or failure to act would reasonably be expected to cause any material representation, warranty or covenant of any member of the Remainco Group in any Remainco Tax Representation Letter or in this Agreement to be untrue in any material respect.

5.            Section 7.01(b) of the TMA is hereby deleted in its entirety and the following is inserted in lieu thereof:

(b)            The Remainco Group and RMT Group shall cooperate in good faith to minimize the impacts of the ATB Obligations following the Spinco Distribution, including by cooperating in good faith to obtain Tax Opinions with respect to transactions implicating the ATB Obligations occurring after the Spinco Distribution.

6.            The Parties agree and acknowledge that “Excluded Liabilities” in the Separation Agreement shall include any and all Liabilities (determined without regard to the last sentence of the definition of “Liabilities” in the Separation Agreement) suffered or incurred by Glatfelter and its subsidiaries and their Affiliates (including, following Closing, SpinCo and its subsidiaries and their Affiliates) relating to, in connection with or arising out of the Waiver, this Amendment and the supplement to the information statement dated the date hereof, filed by Spinco with its Registration Statement on Form 10, and the circumstances giving rise to such documents, whether asserted or claimed prior to, at or after the date of this Amendment, and the indemnity with respect thereto set forth in the Separation Agreement and the TMA shall extend to the defense thereof.

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7.            This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

8.            Including as amended hereby, the TMA remains in full force and effect, is valid and binding on, and otherwise ratified by, the parties.

9.            This Amendment, and the application or interpretation hereof, shall be governed exclusively by its terms and the Laws of the State of Delaware without regard to conflict of laws principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

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IN WITNESS WHEREOF, Remainco, Spinco, and RMT Partner have caused this Second Amendment to Employee Matters Agreement to be duly executed as of the date first above written.

BERRY GLOBAL GROUP, INC.

By
Name:
Title:

TREASURE HOLDCO, INC.

By
Name:
Title:

GLATFELTER CORPORATION

By
Name:
Title:

[Signature Page to First Amendment to Tax Matters Agreement]